EXHIBIT 10.5
                              Biomune Systems, Inc.

                        INCENTIVE STOCK OPTION AGREEMENT


     Biomune Systems, Inc., a Nevada corporation (the "Company"), hereby grants this 23rd day of October, 1996, to Frank Eldredge, an individual (the "Employee"), an option to purchase a maximum of ten thousand (10,000) shares of the Company's Common Stock, $0.0001 par value per share, at the price of $1.16 per share, on the following terms and conditions:

     1. Grant Under 1996 Stock Incentive Plan. This option is granted pursuant to and is governed by the Company's 1996 Stock Incentive Plan (the "Plan") and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the date hereof.

     2. Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company. A duplicate original of this option shall not effect the grant of another option to the Employee.

     3. Extent of Option if Employment Continues. If the Employee continues to be employed by the Company, the Employee may exercise this option for a maximum of ten thousand (10,000) shares of the Company's Common Stock, which option may be exercised up to and including the date that is five (5) years from the date this option is granted. The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the date that is five (5) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5 below, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

     4. Termination of Employment. Except as provided in Section 20 below, if the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5 below, no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date of this option. In such a case, the Employee's only rights hereunder shall be those that are properly exercised before the termination of this option.

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     5. Death; Disability. If the Employee dies while in the employ of the
Company, this option may be exercised to the extent of the number of shares with respect to which the Employee could have exercised on the date of the Employee's death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10 below, at any time within one (1) year after the date of death, but not later than the scheduled expiration date of this option. If the Employee ceases to be employed by the Company by reason of the Employee's disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised this option on the date of the termination of the Employee's employment, at any time within one (1) year after such termination, but not later than the scheduled expiration date of this option. At the expiration of such one year period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

     6. Partial Exercise. The exercise of this option up to the extent above-stated may be made in part at any time and from time-to-time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

     7. Payment of Price. The option price is payable as follows:

          (a) in United States dollars in cash or by check, or any combination of the foregoing, equal in amount to the option price. (Initials)

          (b) in cash, by check (in United States dollars), by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board or the Committee, as appropriate) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price.



                                                  (Initials)

          (c) As provided by Sections 7(a) and (b) above, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to this option, if shares of that class are then Publicly Traded (as that term is defined in Section 20 below), such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificate(s) evidencing the share to be so used shall accompany the notice of exercise and shall be duly endorsed or accompanied by a duly executed stock power(s) to transfer the same to the


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Company; the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if
(i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock tendered to it or (ii) the right or power of the individual exercising the option to deliver such shares in payment of said purchase price is subject to the prior interests of any other individual (excepting the Company as indicated by legends upon the certificate(s) or as known to the Company). For purposes of this Section 7(c): (a) "Publicly Traded" shares are those that are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, operated by the National Association of Securities Dealers, Inc. ("NASD") and (b) for credit toward the purchase price , shares so surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares (or, if such day is not a trading day in the United States securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one exists) in which such shares are then traded, or if no such closing prices are reported, that lowest independent offer quotation reported, therefore in Level 2 of NASDAQ, or if no such quotations are reported on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the individual exercising the option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the individual then entitled to exercise this option may, in lieu of using previously outstanding shares therefore, use some of the shares as to which this option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificate(s) but shall include a statement directing the Company to withhold so many of the shares that would otherwise have ben delivered upon that exercise of this option as equals the number of shares that would have been transferred to the Company if the purchase price had been paid with previously issued stock.

     No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon the exercise of this option, unless and until such shares have been issued to such person as fully paid shares.

     No certificated(s) for shares of stock purchased upon the exercise of this option shall be issued and delivered prior to the admission of such shares to listing on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or to incur any liability under any federal, state or other securities law, rule or regulation, any requirement of any securities exchange listing agreement to which the Company may be a party or any other requirement of law or of any regulatory agency or body having jurisdiction over the Company or its securities.

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     Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both (a) subject to a substantial risk of forfeiture and (b) not transferable within the meaning of Section 83 of the Code.

     8. Agreement to Purchase for Investment. By acceptance of this option, the Employee agrees that a purchase of shares under this option will not be made with a view to their distribution (as that term is used in the Securities Act of 1933, as amended (the "1993 Act")), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the 1933 Act, and the Employee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate(s) for the shares of the Company's Common Stock so purchased may be inscribed with a legend to ensure compliance with the requirements of the 1933 Act. The Employee has had access to all information required by the Employee to make an investment decision and the Employee has had an opportunity to ask questions of and received answers from the Company pertaining to the Company, its business, this option and they underlying shares of the Company's Common Stock.

     9. Method of Exercising Option. Subject to the terms and conditions set forth herein, this option may be exercised by written notice to the Company at the principal executive office of the Company or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares of the Company's Common Stock in respect of which this option is being exercised and shall be signed by the individual(s) exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares as soon as practicable after the notice shall be received. The certificate(s) for the shares as to which this option shall have been so exercised shall be registered in the name of the individual(s) so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice of exercise, shall be registered in the name of the Employee and another individual jointly, with full rights of survivorship) and shall be delivered as provided above to or upon the written order of the individual(s) exercising this option. In the event this option shall be exercised, pursuant to Section 5 above, by any individual(s) other than the Employee, such notice of exercise shall be accompanied by appropriate proof of the right of such individual(s) to exercise this option. All shares of the Company's Common Stock that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     10. Option Not Transferable. This option is not transferable or assignable except by will or by the law of descent and distribution or except as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Employee can exercise this option only during the Employee's lifetime.

     11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise this option.


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     12. No Obligation to Continue Employment. The Company and any Related
Corporation (as that term is defined in the Plan) are not by the Plan or this option obligated to continue the Employee in employment.

     13. No Rights as Stockholder Until Option Exercised. The Employee shall have no rights as a stockholder with respect to shares of the Company's Common Stock subject to this option until a stock certificate(s) therefore has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date a stock certificate is issued.

     14. Capital Changes and Business Successions. Subject to Section 20 below, the Plan contains provisions regarding the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to shares of the Company's Common Stock subject to options and the related provisions with respect to successors to the business of the Company and are hereby made applicable hereunder and are incorporated herein by reference. In general, the Employee should not assume that options necessarily would survive the acquisition of the Company. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 3 through 5 above, employment by the Company includes employment by a Related Corporation.

     15. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition (as that term is defined below) of any shares of the Company's Common Stock received pursuant to the exercise of this option. A "Disqualifying Disposition" is any disposition (including any sale) of shares of the Company's Common Stock before the later of
(a) two (2) years after that date the Employee was granted this option or (b) one (1) year after the date the Employee acquired Common Stock by exercising this option. If the Employee dies before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information that it shall request concerning any such disposition. The Employee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this ISO if the Employee makes a Disqualifying Disposition of the stock received upon the exercise of this option.

     16. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as that term is defined in Section 15 above) of shares of the Company's Common Stock received by the Employee upon the exercise of this option, the Employee hereby agrees that the Company may withhold form the Employee's wages the appropriate amount of federal, state, and local withholding taxes attributable to the Employee's exercise of such Non-Qualified Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Employee upon the exercise of this option. The Employee further agrees that, if the

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Company does not withhold an amount from the Employee's wages sufficient to satisfy the Company's withholding obligation, the Employee will reimburse the Company upon demand, in cash, for the amount underwithheld.

     17. Company's Right of First Refusal.

          (a) Exercise of Right. If the Employee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization or the like), and an offeror (the "Offeror") has made an offer therefore, which offer the Employee desires to accept, the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (a "Bona Fide Offer") for the purchase thereof from the Offeror and (ii) give written notice (the "Option Notice") to the Company setting forth the Employee's desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within thirty (30) days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within sixty (6) days from the date of receipt by the Company of the Option Notice.

          (b) Sale of Option Shares to Offerer. The Employee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company during the period that is sixty (60) days after the expiration of the thirty (30) day period during which the Company may give the aforesaid counter-notice; provided, however, that the Employee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Employee, within thirty (30) days of its receipt of the Option Notice, stating that the Employee shall not sell the Option Shares to the Offeror; provided, further, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 17. If any or all of such Option Shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 17.

          (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Company's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares or the like, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

          (d) Failure to Deliver Option Shares. In the event the Employee fails or refuses to deliver on a timely basis a duly endorsed certificate(s) representing the Option Shares to be sold to the Company pursuant to this
Section 17, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the State of Utah, giving notice of such deposit to the Employee, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company tot he Company on demand and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate(s) delivered to the Employee reflecting the restrictions on transfer set forth in this Section 17.

     18. No Exercise of Option if Employment Terminated for Misconduct. If the employment of the Employee is terminated for "Misconduct," this option shall terminate on the date of such termination of employment and all unvested or unexercised options shall thereupon no longer be exercisable to any extent whatsoever. For purposes of this Section 18, "Misconduct" is conduct, as determined by the board, involving one or more of the following: (i) the substantial and continuing failure of the Employee to render services to the Company in accordance with the Employee's assigned duties; (ii) a determination by two-thirds (2/3) of the members of the Board that the Employee has inadequately performed the duties of the Employee's employment; (iii) disloyalty, gross negligence, dishonesty or breach of a fiduciary duty owed to the Company; (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of rules or policies of the Company that results in loss, damage or injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information owned by the Company; or (vi) the commission of an act that constitutes unfair competition with the Company or that induces any customer or client of the Company to break a contract or agreement with the Company. In making such determination, the Board shall act fairly and in utmost good faith and shall give the Employee an opportunity to appear and be heard at a hearing before the Board or the Committee and to present evidence on the Employee's behalf. For purposes of the Section 18, termination of employment shall be deemed to occur when the Employee receives notice that the Employee's employment is terminated.

     19. Company's Right of Repurchase.

          (a) Right of Repurchase. If any of the events specified in Section 19(b) below ------------------- occur, then:

               (i) with respect to shares acquired upon exercise of this option prior to the occurrence of such event, within sixty (60) days after the Company receives actual knowledge of the event, and


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               (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within sixty (60) days following the later of the date of such exercise or the date the Company receives actual knowledge of such event,

(in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not less than all, of the shares from the Employee or the Employee's legal representative, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Employee, or the Employee's legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Employee or the Employee's legal representative, an amount equal to the higher of the option price or the fair market value of the shares. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in the Section 19(a), the Employee or Employee's legal representative shall deliver to the Company the stock certificate(s) representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

     If shares are not purchased under the Repurchase Option, the Employee and the Employee's successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this option.

          (b) Company's Right to Exercise Repurchase Option. The Company shall have the Repurchase Option in the event any of the following events occurs:

               (i) The termination of the Employee's employment with the Company or any Related Corporation, voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, prior to the time this option shall be fully vested as provided in Section 3 above;

               (ii) The receivership, bankruptcy or other creditor's proceedings regarding the Employee or the taking of any of the Employee's shares acquired upon exercise of this option by legal process, such as a levy of execution;

               (iii) Distribution of shares held by the Employee to the Employee's spouse as such spouse's joint or community property interest pursuant to a decree of dissolution, divorce, property settlement agreement, operation of law or for any other reason, except as may be otherwise permitted by the Company; or

               (iv) The termination of the Employee's employment by the Company for Misconduct (as that term is defined in Section 19 above).

          (c) Determination of Fair Market Value. The fair market value of the shares subject to this option shall be, for purposes of the Section 19, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board, giving due consideration to recent grants of ISOs for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the public market for the Common Stock and such other matters as the Board deems pertinent. The determination by the Board of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event occurs.

     20. Changes in Control. Notwithstanding any other provision hereof, this option shall accelerate so that the Employee shall have the right, at all times until the expiration or earlier termination of the option, to exercise the unexercised portions of this option, including the portions thereof that would, but for this Section 20, not yet be exercisable, from and after any Involuntary Termination (as that term is defined below) within twenty-four (24) months after a Change in Control (as that term is defined below) that occurs while the Employee is an employee of the Company or any Related Corporation. For purposes of this Section 20: (a) an "Involuntary Termination" is any termination of the Employee's employment with the Company or with any Related Corporation for reasons other than (i) the Employee's death, (ii) the Employee's total disability (as that term is defined in the Plan), (iii) the Employee's retirement under circumstances that entitle the Employee to full benefits under one or another of his employer's retirement or pension plans or programs generally applicable to salaried employees or (iv) termination for Misconduct (as that term is defined in Section 18 above); and (b) a "Change in Control" means any of the following events if they occur after the date of grant of this option and after the class of stock then subject to this option becomes Publicly Traded (as that term is defined in Section 7(c) above): the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and Regulations 13D through G thereunder) of thirty percent (30%) or more of the class of securities then subject to this option is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the 1934 Act), or the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of the Company's business or assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its Related Corporations (taken as a whole) to any such person or group of persons.

     21. Provision of Documentation to Employee. By signing this option the Employee acknowledges receipt of a copy of this option and a copy of the Plan.

     22. Governing Law. This option shall be governed by and interpreted in accordance with the laws of the State of Utah.

     23. Holding Period. The Employee acknowledges that if the shares acquires upon exercise of this option are not held for at least six (6) months following the date of grant, the grant of this option will be deemed a purchase that may


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be matched against any sale of the Company's securities occurring within six (6)
months of the grant and may create liability for the Employee pursuant to
Section 16(b) of the 1934 Act. Certain holding periods are also required under the Code in order for this option to qualify as an ISO.

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     IN WITNESS WHEREOF the Company and the Employee have caused this option to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and of an original copy of this option.

THE EMPLOYEE:


/s/  Frank Eldredge
Signature

Frank Eldredge


THE COMPANY:

BIOMUNE SYSTEMS, INC., a Nevada
corporation


By:   /s/  Michael G. Acton
      Michael G. Acton
      Its: Chief Financial Officer